Exhibit 99.1

BBOT Reports Third Quarter 2026 Financial Results and Update on Corporate Progress

•
BBO-8520 plus pembrolizumab demonstrated a 75% ORR at 500 mg QD and 53% ORR across dose levels in 2L+ KRASG12C inhibitor-experienced NSCLC patients
•
BBO-11818 and BBO-10203 combination cohorts enrolling in KRAS-mutant colorectal cancer (CRC) and pancreatic ductal adenocarcinoma (PDAC); BBO-11818 and BBO-10203 monotherapy data update expected in the fourth quarter of 2026
•
Cash runway expected to fund operations into 2029

SOUTH SAN FRANCISCO, Calif., November 10, 2026 — BridgeBio Oncology Therapeutics, Inc. (“BBOT”) (Nasdaq: BBOT), a clinical-stage biopharmaceutical company focused on RAS-pathway malignancies, today reported financial results for the quarter ended September 30, 2026, and provided a business update.

BBOT’s portfolio of RAS-pathway inhibitors is designed to enable direct dual inhibition of KRASG12C (BBO-8520), or KRASG12D/V (BBO-11818) in both their ON and OFF states as well as disruption of RAS-driven PI3Kα activation (BBO-10203) to achieve optimal target coverage of the most mutated driver oncogene in human cancer. Together, these assets uniquely position BBOT to achieve concurrent, high-level suppression of both the MAPK and PI3Kα pathways through a wholly-owned internal combination strategy.

“The third quarter was an important period for BBOT as we reported updated clinical data for BBO-8520 and delineated our strategic focus. Driven by encouraging clinical data across all three programs we are executing on multiple combinations with the potential for significant patient benefit,” said Pedro J. Beltran, Ph.D., Chief Executive Officer of BBOT. “With a strong balance sheet, multiple data catalysts expected through mid-2027, and cash runway into 2029, we believe BBOT is well positioned to advance differentiated therapies for patients with KRAS-driven cancers.”

Key Program Highlights and Updates

BBO-8520: An orally bioavailable small molecule direct inhibitor targeting both the ON and OFF states of KRASG12C.

•
In September 2026, BBOT announced new data from the ongoing ONKORAS-101 (NCT06343402) Phase 1 study. BBO-8520 in combination with pembrolizumab in KRASG12C inhibitor-experienced NSCLC patients showed an objective response rate (ORR) of 75% at the 500 mg once-daily (QD) dose level and 53% across all dose levels (N=17), with a generally tolerable and manageable safety profile. Adverse events were primarily gastrointestinal (GI)-related, and a favorable liver safety profile was observed. We believe this data positions BBOT to address a new G12Ci-experienced patient population created by G12C OFF-only inhibitors in combination with pembrolizumab in 1L KRASG12C positive NSCLC.
•
BBO-8520 monotherapy in 2L+ KRASG12C inhibitor-naïve NSCLC patients showed an ORR of 63% (26/41) and a disease control rate (DCR) of 100% (41/41). Among 28 patients eligible for a six-month follow-up, 75% (21/28) remained on treatment beyond six months. The safety profile was tolerable and manageable, with no grade 3 or higher liver enzyme elevations.

BBO-11818: An orally bioavailable small molecule pan-KRAS inhibitor that targets KRAS in both the ON and OFF states.

•
Initiated dosing of BBO-11818 in combination with BBO-10203 as well as in combination with cetuximab in CRC and PDAC.
•
Monotherapy data update expected in the fourth quarter of 2026

BBO-10203: An orally bioavailable small molecule with a novel mechanism of action designed to block the physical interaction between RAS and PI3Kα, inhibiting RAS-driven PI3Kα-AKT signaling in tumors.

•
Prioritized BBO-10203 in internal combinations with BBO-11818 and in combination with standard-of-care agents in KRAS-mutant cancers; combination cohorts are enrolling in CRC and PDAC.
•
Monotherapy data update expected in the fourth quarter of 2026.

Third Quarter 2026 Financial Results

•
Cash Position: As of September 30, 2026, BBOT had cash, cash equivalents and marketable securities totaling $315.3 million, which is expected to provide cash runway into 2029.
•
Research and development (R&D) expenses: R&D expenses were $29.6 million for the third quarter of 2026 compared to $35.1 million for the third quarter of 2025. The decrease in R&D expense was primarily driven by a decrease in clinical stage program related expenses.
•
General and administrative (G&A) expenses: G&A expenses were $7.9 million for the third quarter of 2026 compared to $14.1 million for the third quarter of 2025. The decrease in G&A expense reflects a decrease in payroll and personnel-related expenses primarily due to a $7.8 million charge recognized in the third quarter of 2025 related to common stock issuable to BridgeBio Pharma, partially offset by an increase in legal and other business expenses.
•
Net Loss: Net loss was $34.2 million for the third quarter of 2026 compared to $44.8 million for the third quarter of 2025.

About BBOT

BBOT is a clinical-stage biopharmaceutical company advancing a next-generation pipeline of novel small molecule therapeutics targeting RAS and PI3Kα malignancies. BBOT has the goal of improving outcomes for patients with cancers driven by the two most prevalent oncogenes in human tumors. For more information, please visit www.bbotx.com and follow us on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended, and other federal securities laws. Any statements in this press release that are not historical facts may be deemed forward-looking statements, which generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends. These forward-looking statements include, without limitation, statements regarding the clinical and therapeutic potential and safety profile of BBOT’s product candidates, including BBO-8520, BBO-10203 and BBO-11818, as monotherapy or in combination with other therapeutics, the design and conduct of clinical trials with BBOT’s product candidates, including enrollment and dosing of ongoing internal and external combination studies, the expected timelines for clinical data readouts, ongoing and planned regulatory interactions, BBOT’s plans to continue and expand its clinical trials, and BBOT's beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, including statements regarding anticipated operating expenses, BBOT’s projected cash runway and sufficiency of its cash, cash equivalents and marketable securities to fund its operations.

These statements are based on various assumptions, whether or not identified in this press release, and are the current expectations of BBOT’s management and are not predictions of actual performance. Many actual events and circumstances are beyond the control of BBOT. These forward-looking statements are subject to a number of risks and uncertainties, including the design and success of ongoing and planned clinical trials; adverse events that may be encountered in BBOT’s clinical trials; risks relating to the uncertainty of the projected financial information with respect to BBOT; risks related to the preclinical and clinical development of BBOT’s product candidates, including BBO-8520, BBO-10203 and BBO-11818, and the timing of expected regulatory and business milestones, including the progress of enrollment in clinical trials and availability of data from ongoing and planned clinical trials; the impact of competitive products; risks relating to BBOT’s ability to obtain sufficient supply of materials; changes in domestic and foreign business, market, financial, political, and legal conditions; and those factors discussed in documents BBOT has filed or will file with the U.S. Securities and Exchange Commission.

In addition, forward-looking statements reflect BBOT’s expectations, plans, or forecasts of future events and views as of the date of this press release and are qualified in their entirety by reference to the cautionary statements herein. BBOT anticipates that subsequent events and developments will cause BBOT’s assessments to change. These forward-looking statements should not be relied upon as any guarantee, assurance, prediction or definitive statement of fact or probability or as representing BBOT’s assessments as of any date subsequent to the date of this press release. Neither BBOT nor its affiliates undertake any obligation to update these forward-looking statements, except as required by law.

BBOT Contacts:

Investor Contact:

BBOT
Investors@BBOTx.com

Media Contact:

Inizio Evoke Comms
Jake.robison@inizioevoke.com

BridgeBio Oncology Therapeutics, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except shares and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Operating expenses:	(unaudited)		(unaudited)
Research and development	$29,593	$35,052	$118,620	$83,125
General and administrative	7,895	14,129	25,234	19,286
Total operating expenses	37,488	49,181	143,854	102,411
Loss from operations	(37,488)	(49,181)	(143,854)	(102,411)
Other income, net:
Interest income	3,262	3,444	10,757	6,919
Income from transition services agreements	87	1,010	506	1,010
Change in fair value of participation right liability	—	—	—	(725)
Other expense	(37)	(30)	(145)	(40)
Total other income, net	3,312	4,424	11,118	7,164
Net loss	$(34,176)	$(44,757)	$(132,736)	$(95,247)
Net loss per share attributable to common stockholders, basic and diluted	$(0.43)	$(1.03)	$(1.66)	$(6.49)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	80,184,540	43,491,085	80,110,047	14,684,990

Selected Condensed Consolidated Balance Sheet Data

(in thousands)

	September 30,	December 31,
	2026	2025
	(unaudited)
Cash and cash equivalents and marketable securities	$315,331	$425,460
Total assets	346,224	448,381
Total liabilities	52,836	37,285
Accumulated deficit	(489,303)	(356,567)
Total stockholders’ equity	293,388	411,096